Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOLTEK REPORTS THIRD QUARTER RESULTS

ST. LOUIS, MISSOURI – August 9, 2011 – Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported financial results for the third quarter of its 2011 fiscal year.

Zoltek’s net sales totaled $38.6 million for the quarter ended June 30, 2011, compared to $42.4 million in the third quarter of fiscal year 2010, a decrease of 9.1%. On a sequential quarter basis, net sales for the latest quarter increased $1.5 million, or 4.0%, from the second quarter of fiscal year 2011. For the first nine months of fiscal year 2011, Zoltek’s net sales were $108.6 million, a gain of 11.5% over net sales reported for the first nine months of fiscal year 2010.

In the third quarter of fiscal year 2011, Zoltek reported an operating loss of $1.2 million and a net loss of $1.5 million, compared to an operating loss of $0.9 million and a $0.4 million net loss in the third quarter of fiscal year 2010. Zoltek reported an operating loss of $5.7 million and a net loss of $8.1 million for the first nine months of fiscal year 2011, which compared to an operating loss of $8.7 million and a net loss of $5.9 million in the corresponding period of fiscal 2010.

“Over the first three quarters of our fiscal year 2011, we have seen continued strengthening in carbon fiber markets around the world and we expect our underlying sales growth trends to accelerate in fiscal 2012 and beyond. We don’t believe that the decrease in sales in the recent quarter compared with the third quarter of fiscal 2010, reflects negative fundamentals. Rather sales in the prior year quarter resulted from the large customer delivery requirements that fluctuated greatly during interim periods of fiscal 2010.”  Zsolt Rumy, Zoltek’s Chairman and Chief Executive Officer said.

“During the third quarter we increased our inventories and started-up the precursor and carbon fiber lines at our Mexican facility to ensure that we will be able to support anticipated increases in demand. The start-up costs negatively impacted our financial performance, but based upon our outlook for sales growth and significantly higher utilization of our capacity, we are expecting improvement in our operating results. In addition, we are encouraged by positive results we have achieved working with existing and potential customers on product and process development and qualifications.

Zoltek Reports Third Quarter Results

August 9, 2011

”In the past two years,” Rumy noted, “Zoltek has executed on our plans to become a truly global company – targeting customers in Asia and South America, as well as the United States and Europe. At the same time, we have become a better and more capable company – financially, technically and operationally. We have extended and expanded our value-added products and services that make it simpler and easier for customers to work with our carbon fibers. For example, in advanced wind energy applications we now offer turbine blade design, prepregs and infusible fabrics, along with proprietary application equipment that significantly improves production speed and quality.  We believe our product and technology offerings put Zoltek in a leadership position when it comes to supporting the fast-growing large wind turbine market.”

Rumy said that the increases in sales reported by Zoltek’s technical fibers business unit in the recent quarter and year-to-date periods were another good sign. Advanced aircraft braking systems represent a principal application for these fibers.  “We are pleased to see, as the number of flights has increased, the strengthening in that market which has been constrained for several years. In addition to increased numbers of flights, retrofits of the Boeing737 aircraft from metal to carbon/carbon brakes have now starting to gain momentum.”

Zoltek will host a conference call to review third quarter results and answer questions on Wednesday, August 10, 2011, at 10:00 am CT.  The conference dial-in number is (877) 681-3373.  The confirmation code is 8713584.  Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek’s website – www.zoltek.com – under “Investor Relations – Quarterly Results.”  The webcast replay will be available on the website several hours after the call.

For further information contact:
Zsolt Rumy, Chairman and CEO
3101 McKelvey Road
St. Louis, MO 63044
(314) 291-5110

This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,”  “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; (14) establish prepreg capacity; and (15) manage the risks identified under "Risk Factors" in our filings with the SEC.  Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,
	2011	2010
Net sales	$38,593	$42,448
Cost of sales, excluding available unused capacity costs	30,883	34,333
Available unused capacity costs	3,258	3,460
Gross profit	4,452	4,655
Application and development costs	2,256	2,079
Selling, general and administrative expenses	3,445	3,455
Operating loss	(1,249)	(879)
Interest expense, net, including amortization of financing fees and debt discount	(28)	(80)
Loss on foreign currency transactions	(860)	(361)
Other (expense) income, net	(164)	155
Gain on liabilities carried at fair value	1,113	737
Loss from operations before income taxes	(1,188)	(428)
Income tax expense	273	16
Net loss	$(1,461)	$(444)

Basic and diluted loss per share	$(0.04)	$(0.01)

Weighted average common shares outstanding - basic and diluted	34,373,137	34,405,312

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Nine Months Ended June 30,
	2011	2010
Net sales	$108,554	$97,344
Cost of sales, excluding available unused capacity costs	87,730	76,776
Available unused capacity costs	9,848	10,514
Gross profit	10,976	10,054
Application and development costs	6,396	6,029
Selling, general and administrative expenses	10,320	12,699
Operating loss	(5,740)	(8,674)
Interest expense, net, including amortization of financing fees and debt discount	(69)	(619)
Loss on foreign currency transactions	(1,931)	(397)
Other expense, net	(429)	(476)
Gain on liabilities carried at fair value	580	1,870
Loss from operations before income taxes	(7,589)	(8,296)
Income tax expense (benefit)	541	(2,383)
Net loss	$(8,130)	$(5,913)

Basic and diluted loss per share	$(0.24)	$(0.17)

Weighted average common shares outstanding - basic and diluted	34,381,690	34,415,635

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	June 30,	March 31,
	2011	2011
Net sales	$38,593	$37,099
Cost of sales, excluding available unused capacity costs	30,883	30,357
Available unused capacity costs	3,258	4,295
Gross profit	4,452	2,447
Application and development costs	2,256	2,162
Selling, general and administrative expenses	3,445	3,577
Operating loss	(1,249)	(3,292)
Interest expense, net, including amortization of financing fees and debt discount	(28)	(3)
Loss on foreign currency transactions	(860)	(1,497)
Other expense, net	(164)	(54)
Gain on liabilities carried at fair value	1,113	(277)
Loss from operations before income taxes	(1,188)	(5,123)
Income tax expense	273	(16)
Net loss	$(1,461)	$(5,107)

Basic and diluted loss per share	$(0.04)	$(0.15)

Weighted average common shares outstanding - basic and diluted	34,373,137	34,382,414

ZOLTEK COMPANIES, INC.
CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except share and per share data)
(Unaudited)

	June 30, 2011	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$16,887	$21,534
Accounts receivable, less allowance for doubtful accounts of $88 and $178, respectively	28,776	22,816
Inventories, net	48,910	38,002
VAT receivable	6,384	5,703
Other current assets	3,752	2,251
Total current assets	104,709	90,306
Property and equipment, net	234,081	231,661
Other assets	115	173
Total assets	$338,905	$322,140

Liabilities and Shareholders' Equity
Current liabilities:
Credit facilities	$5,112	$-
Note payable	-	$981
Trade accounts payable	11,800	8,865
Accrued expenses and other liabilities	9,532	7,583
Construction payables	1,457	905
Total current liabilities	27,901	18,334
Hungarian grant, long-term	9,007	9,020
Deferred tax liabilities	620	792
Liabilities carried at fair value	793	1,296
Total liabilities	38,321	29,442
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000,000 shares authorized, 34,368,192 and 34,389,442 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively	344	344
Additional paid-in capital	480,841	480,302
Accumulated other comprehensive loss	(17,904)	(33,381)
Accumulated deficit	(162,697)	(154,567)
Total shareholders' equity	300,584	292,698
Total liabilities and shareholders' equity	$338,905	$322,140

ZOLTEK COMPANIES, INC.
OPERATING SEGMENTS SUMMARY
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2011
	Carbon Fibers	Technical Fibers	Corporate/ Other	Total
Net sales	$29,454	$8,552	$587	$38,593
Cost of sales, excluding available unused capacity costs	23,222	7,164	497	30,883
Available unused capacity costs	2,827	431	-	3,258
Gross profit	3,405	957	90	4,452
Operating income (loss)	1,350	728	(3,327)	(1,249)
Depreciation	4,061	365	135	4,561
Capital expenditures	2,097	78	177	2,352

	Three Months Ended June 30, 2010
	Carbon Fibers	Technical Fibers	Corporate/ Other	Total
Net sales	$35,260	$6,771	$417	$42,448
Cost of sales, excluding available unused capacity costs	28,914	5,187	232	34,333
Available unused capacity costs	3,189	271	-	3,460
Gross profit	3,157	1,313	185	4,655
Operating income (loss)	1,279	1,065	(3,223)	(879)
Depreciation	3,369	349	212	3,930
Capital expenditures	757	16	-	773

	Nine Months Ended June 30, 2011
	Carbon Fibers	Technical Fibers	Corporate/ Other	Total
Net sales	$84,642	$22,346	$1,566	$108,554
Cost of sales, excluding available unused capacity costs	68,490	18,248	992	87,730
Available unused capacity costs	8,559	1,289	-	9,848
Gross profit	7,593	2,809	574	10,976
Operating income (loss)	1,374	2,025	(9,139)	(5,740)
Depreciation	11,405	1,057	594	13,056
Capital expenditures	4,086	527	625	5,238

	Nine Months Ended June 30, 2010
	Carbon Fibers	Technical Fibers	Corporate/ Other	Total
Net sales	$78,856	$17,174	$1,314	$97,344
Cost of sales, excluding available unused capacity costs	62,293	13,469	1,014	76,776
Available unused capacity costs	9,349	1,165	-	10,514
Gross profit	7,214	2,540	300	10,054
Operating income (loss)	944	1,857	(11,475)	(8,674)
Depreciation	10,082	1,241	1,024	12,347
Capital expenditures	1,966	528	384	2,878

	Total Assets
	Carbon Fibers	Technical Fibers	Corporate/ Other	Total
June 30, 2011	$282,809	$31,673	$24,423	$338,905
September 30, 2010	263,600	22,655	35,885	322,140